                                EXHIBIT 23.4

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Form S-3 Registration Statement of Topro, Inc. dated May 12, 1997, of our report dated September 22, 1995, which is contained in the Topro, Inc. Form 8-K\A No. 2 dated May 30, 1996 relating to the 1994 financial statements of Vision Engineering Corp., and to the reference to our Firm under the caption "Experts" in the Registration Statement.



/S/ MCGLADREY & PULLEN, LLP

Anaheim, California
May 9, 1997